June 26, 2006

House of Taylor Jewelry, Inc.

9200 Sunset Boulevard

Suite 425

West Hollywood , California 90069

Attention: Jack Abramov

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”) of House of Taylor Jewelry, Inc. , a Nevada corporation (the “Company”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration of  up to 12,133,925 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

We have acted as counsel for the Company in connection with the registration of the Shares. In connection with rendering the opinions set forth in this letter, we have examined and relied upon the Registration Statement, the agreements or instruments pursuant to which the Shares were or may be issued, the Company’s  Articles of Incorporation,  Bylaws, and resolutions of the Board of Directors of the Company and the originals or copies of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

A. We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

B. In connection with all factual matters regarding the opinions set forth below, we have relied exclusively upon the certificates and other documents and information identified above. We have not verified any factual matters in connection with or apart from our review of such certificates and other documents, and, accordingly, we do not express any opinion or belief or make any representation as to matters that might have been disclosed by such verification.

C. The opinions set forth herein are based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurance that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

D. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

E. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

F. We do not express any opinion as to matters arising under the laws of any jurisdiction other than the laws of Nevada. We are not members of the Bar of the State of Nevada and have not obtained any opinions of local counsel. Insofar as the opinions expressed herein relate to matters of Nevada law, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

Based on the foregoing, upon the assumption that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that the Shares included in the Registration Statement have been, and, as appropriate, upon valid conversion or exercise, will be validly issued, fully paid and nonassessable.

This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

We hereby consent to your filing of this opinion as Exhibit 5.1 to the Registration Statement and to reference to our firm under the caption “Legal Matters” in the prospectus contained therein. By giving such consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the  Act , or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Resch Polster Alpert & Berger LLP
Resch Polster Alpert & Berger LLP